Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
AmerUs Life Holdings, Inc.


We consent to incorporation by reference in the Registration Statement Nos. 333-32201, 333-32203, 333-20907, 333-20905, 333-63895, 333-72237 and 333-91493
on Forms S-8, Registration Statement No. 333-40065 on Form S-4, and Registration Statement Nos. 333-72643 and 333-50249 on Forms S-3 of our report dated February 25, 2000, with respect to the consolidated financial statements of Indianapolis Life Insurance Company included in Form 8-K/A dated February 21, 2000 of AmerUs Life Holdings, Inc.

                                         ERNST & YOUNG LLP


Indianapolis, Indiana
March 24, 2000